UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 23, 2017

Whole Foods Market, Inc.

(Exact Name of Registrant as Specified in its Charter)

Texas (State of incorporation)	0-19797 (Commission File Number)	74-1989366 (I.R.S. Employer Identification Number)

550 Bowie Street

Austin, Texas 78703

(Address of Principal Executive Offices) (Zip Code)

(512) 477-4455

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger (defined below), on August 28, 2017, Whole Foods Market, Inc. (the “Company” or “Whole Foods Market”) repaid in full all outstanding amounts under its Credit Agreement, dated as of November 2, 2015, with a syndicate of banks and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”), and terminated the Credit Agreement and all commitments by the lenders to extend further credit thereunder.

The Credit Agreement is more fully described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 4, 2015, which description is incorporated herein by reference. The description of the Credit Agreement incorporated by reference is not complete and is subject to and entirely qualified by reference to the full text of the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 28, 2017, Amazon.com, Inc. (“Amazon.com”) completed its previously announced acquisition of Whole Foods Market, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 15, 2017, by and among Amazon.com, Whole Foods Market, and Walnut Merger Sub, Inc., a wholly-owned subsidiary of Amazon.com (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Whole Foods Market on August 28, 2017, with Whole Foods Market continuing as the surviving corporation and a wholly-owned subsidiary of Amazon.com (the “Merger”).

As a result of the Merger, each share of common stock, no par value, of Whole Foods Market (a “Whole Foods Market Share”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Whole Foods Market Shares owned by Amazon.com, Merger Sub, Whole Foods Market, or any of their respective direct or indirect wholly-owned subsidiaries, in each case, not held on behalf of third parties and Whole Foods Market Shares owned by shareholders who have exercised their rights as dissenting owners under Texas law) was converted into the right to receive $42.00 in cash, without interest (the “Merger Consideration”).

Each outstanding option to purchase Whole Foods Market Shares (a “Whole Foods Market Option”) granted under the Whole Foods Market 2009 Stock Incentive Plan was converted into the right to receive (without interest) an amount in cash equal to the product of (i) the number of Whole Foods Market Shares subject to the Whole Foods Market Option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Whole Foods Market Share of such Whole Foods Market Option. All Whole Foods Market Options with an exercise price per Whole Foods Market Share greater than or equal to the Merger Consideration were canceled for no consideration.

Each outstanding restricted stock award of Whole Foods Market (a “Whole Foods Market Restricted Share Award”) was converted into the right to receive (without interest) an amount in cash equal to the number of Whole Foods Market Shares subject to such Whole Foods Market Restricted Share Award multiplied by the Merger Consideration.

Each outstanding restricted stock unit award of Whole Foods Market (a “Whole Foods Market RSU Award”) granted under the Whole Foods Market 2009 Stock Incentive Plan was converted into the right to receive (without interest) an amount in cash equal to the number of Whole Foods Market Shares subject to such Whole Foods Market RSU Award multiplied by the Merger Consideration.

Each outstanding cash-settled stock appreciation right in respect of Whole Foods Market Shares (a “Whole Foods Market SAR”) was converted into the right to receive (without interest), an amount in cash equal to the product of (i) the number of Whole Foods Market Shares subject to the Whole Foods Market SAR immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Whole Foods Market Share of such Whole Foods Market SAR. All Whole Foods Market SARs with an exercise price per Whole Foods Market Share greater than or equal to the Merger Consideration were canceled for no consideration.

The aggregate value of the consideration paid to former holders of Whole Foods Market Shares and Whole Foods Market equity awards described above in connection with the Merger was approximately $13.55 billion. Amazon.com financed the acquisition with net proceeds from its previously disclosed debt financing.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to and entirely qualified by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2017.

The Merger Agreement has been incorporated by reference as an exhibit to this report to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Amazon.com or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company is requesting that the NASDAQ Global Select Market (the “NASDAQ”) suspend trading of Whole Foods Market Shares prior to market open on August 28, 2017, remove Whole Foods Market Shares from listing and file a Form 25 with the SEC to report the delisting of Whole Foods Market Shares from the NASDAQ. The Company expects that, in accordance with the Company’s request, the NASDAQ will file a Form 25 on August 28, 2017 to provide notification of such delisting and to effect the deregistration of Whole Foods Market Shares under Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 with the SEC to terminate the registration of Whole Foods Market Shares under the Exchange Act and to suspend the Company’s reporting obligations under the Exchange Act with respect to Whole Foods Market Shares. The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth in Items 2.01, 3.01, and 5.03 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the registrant occurred, and Whole Foods Market became a wholly-owned subsidiary of Amazon.com. The disclosure set forth in Items 2.01, 3.03, and 5.02 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, all of the members of the board of directors of the Company immediately prior to the Effective Time ceased to be directors of the Company at the Effective Time. The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 23, 2017, at the Special Meeting (defined below), the Company’s shareholders approved a proposal to amend the Company’s articles of incorporation to set the number of authorized Whole Foods Market Shares at 600 million. Shortly after the Special Meeting, the Company filed a certificate of amendment (the “Certificate of Amendment”) to effectuate such change. The Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

As of the Effective Time, the Amended and Restated Articles of Incorporation of Whole Foods Market that were in effect immediately before the Effective Time were amended and restated to be in the form attached hereto as Exhibit 3.2. As of the Effective Time, the Amended and Restated Bylaws of Whole Foods Market that were in effect immediately before the Effective Time were amended and restated to be in the form attached hereto as Exhibit 3.3. The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 23, 2017, the Company held a special meeting of shareholders (the “Special Meeting”) to consider certain proposals related to the Merger Agreement and the Merger.

As of July 19, 2017, the record date for the Special Meeting, there were 320,209,497 Whole Foods Market Shares outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 272,657,751 Whole Foods Market Shares, representing approximately 85.15% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the Company’s shareholders considered and voted upon proposals:

1.	to approve the Merger Agreement;

2.	to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger;

3.	to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to set the number of authorized shares of Whole Foods Common Stock at 600 million (the “Articles Amendment”); and

4.	to approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to approve the Merger Agreement or in the absence of a quorum.

Each proposal was approved by the requisite vote of the Company’s shareholders. The final voting results are described below. For more information regarding the matters voted upon at the Special Meeting, see the Company’s definitive proxy statement filed with the SEC on July 21, 2017.

1.	Proposal to approve the Merger Agreement:

Votes Cast For		Votes Cast Against
Number	% of Shares Outstanding	Number	% of Shares Outstanding	Abstain	Broker Non-Votes
229,534,195	71.68%	967,493	0.30%	708,524	41,447,539

2.	Proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger:

Votes Cast For		Votes Cast Against
Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
221,572,465	96.2%	8,729,453	3.8%	908,294	41,447,539

3.	Proposal to approve the Articles Amendment:

Votes Cast For		Votes Cast Against
Number	% of Shares Outstanding	Number	% of Shares Outstanding	Abstain	Broker Non-Votes
267,896,157	83.66%	3,039,567	0.95%	1,722,027	—

4.	Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to approve the Merger Agreement or in the absence of a quorum:

Votes Cast For		Votes Cast Against
Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
212,479,899	92.1%	18,137,477	7.9%	592,836	41,447,539

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 15, 2017, by and among Amazon.com, Inc., Walnut Merger Sub, Inc. and Whole Foods Market, Inc. (attached as Exhibit 2.1 to the Current Report on Form 8-K of Whole Foods Market, Inc. filed on June 16, 2017).

3.1	Certificate of Amendment to Articles of Incorporation of Whole Foods Market, Inc.

3.2	Amended and Restated Certificate of Formation of Whole Foods Market, Inc.

3.3	Amended and Restated Bylaws of Whole Foods Market, Inc.

SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: August 28, 2017	By:	/s/ Heather Stern
Heather Stern
General Counsel and Global V.P., Legal Affairs

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 15, 2017, by and among Amazon.com, Inc., Walnut Merger Sub, Inc. and Whole Foods Market, Inc. (attached as Exhibit 2.1 to the Current Report on Form 8-K of Whole Foods Market, Inc. filed on June 16, 2017).

3.1	Certificate of Amendment to Articles of Incorporation of Whole Foods Market, Inc.

3.2	Amended and Restated Certificate of Formation of Whole Foods Market, Inc.

3.3	Amended and Restated Bylaws of Whole Foods Market, Inc.